Axos Financial, Inc. Reports Second Quarter Fiscal Year 2025 Results

LAS VEGAS, NV – (BUSINESS WIRE) – January 28, 2025 – Axos Financial, Inc. (NYSE: AX) (“Axos” or the “Company”) today announced unaudited financial results for the second fiscal quarter ended December 31, 2024. Net income was $104.7 million and diluted earnings per share (“EPS”) was $1.80 for the quarter ended December 31, 2024. Net income for the quarter ended December 31, 2023 was $151.8 million and diluted EPS was $2.62, which included a $92.4 million one-time gain associated with the FDIC Loan Purchase during that quarter. Adjusted earnings and adjusted earnings per diluted common share (“Adjusted EPS”), non-GAAP measures described further below, increased $13.4 million to $105.8 million and increased $0.22 to $1.82, respectively, for the quarter ended December 31, 2024, compared to $92.5 million and $1.60, respectively, for the quarter ended December 31, 2023.
Second Quarter Fiscal 2025 Financial Summary

	Three Months Ended December 31,
(Dollars in thousands, except per share data)	2024	2023	% Change
Net interest income	$280,099	$228,606	22.5%
Non-interest income	$27,799	$124,129	(77.6)%
Net income	$104,687	$151,771	(31.0)%
Adjusted earnings (Non-GAAP)[1]	$105,829	$92,452	14.5%
Diluted EPS	$1.80	$2.62	(31.3)%
Adjusted EPS (Non-GAAP)[1]	$1.82	$1.60	13.8%
[1] See “Use of Non-GAAP Financial Measures”
“Excluding the one-time gain and the provision for credit losses associated with the FDIC Loan Purchase in the prior year quarter, net income and diluted EPS increased by 15.7% and 15.1%, respectively. We generated loan growth across certain commercial and industrial lending categories, single family warehouse and auto,” stated Greg Garrabrants, President and Chief Executive Officer of Axos. “Net interest margin of 4.83% in the quarter ended December 31, 2024 was well above our target. We reduced our interest-bearing deposit costs by 51 basis points from the linked quarter while maintaining our ending deposit balances flat. Strong expense management contributed to diluted EPS of $1.80.”
Other Highlights
•Net interest margin was 4.83% for the quarter ended December 31, 2024, compared to 4.55% for the quarter ended December 31, 2023
•Net interest income was $280.1 million for the three months ended December 31, 2024, compared to $292.0 million for the three months ended September 30, 2024. Excluding the prepayment of three loans purchased from the Federal Deposit Insurance Corporation (“FDIC”), net interest income in the three months ended September 30, 2024 was approximately $275.0 million
•Non-interest expense was $145.3 million in the three months ended December 31, 2024, down 1.5% from $147.5 million in the three months ended September 30, 2024
•Total assets were $23.7 billion at December 31, 2024, up $854.1 million, or 7.5% annualized, from $22.9 billion at June 30, 2024
•Total deposits were $19.9 billion at December 31, 2024, an increase of $575.7 million, or 5.9% annualized, from $19.4 billion at June 30, 2024
•Axos Advisory Services added $822 million of net new assets under custody during the three months ended December 31, 2024, up from $559 million of net new assets in the three months ended September 30, 2024
•Total capital to risk-weighted assets was 15.23% for Axos Financial, Inc. at December 31, 2024, up from 14.84% at June 30, 2024

•Book value per share increased to $44.17 at December 31, 2024 , up 20.9% from $36.53 at December 31, 2023
Second Quarter Fiscal 2025 Income Statement Summary
Net income was $104.7 million and diluted EPS was $1.80 for the three months ended December 31, 2024, compared to net income of $151.8 million and diluted EPS of $2.62 for the three months ended December 31, 2023. Net interest income increased $51.5 million or 22.5% for the three months ended December 31, 2024, compared to the three months ended December 31, 2023, primarily due to higher interest income on loans and interest-earnings deposits at other financial institutions, partially offset by higher interest expense on demand and savings deposits, reflecting higher deposit balances, partially offset by lower rates paid.
The provision for credit losses was $12.2 million for the three months ended December 31, 2024, compared to $13.5 million for the three months ended December 31, 2023. The provision for credit losses for the three months ended December 31, 2024, was primarily due to the quantitative impact of macroeconomic variables in the allowance for credit losses model, primarily the U.S. unemployment rate and commercial real estate mortgage rates.
Non-interest income decreased to $27.8 million for the three months ended December 31, 2024, compared to $124.1 million for the three months ended December 31, 2023. The decrease was primarily due to the absence of the gain on the FDIC Loan Purchase in the prior year period, as well as decreases in mortgage banking and servicing rights income and lower broker-dealer fee income.
Non-interest expense, comprised of various operating expenses, increased $23.5 million to $145.3 million for the three months ended December 31, 2024 from $121.8 million for the three months ended December 31, 2023. The increase was primarily due to higher salaries and related costs, higher professional services expenses and an increase in FDIC and regulatory fees.
Balance Sheet Summary
Axos’ total assets increased by $0.9 billion, or 3.7%, to $23.7 billion, at December 31, 2024, from $22.9 billion at June 30, 2024, primarily due to an increase in cash and cash equivalents and loans. Total liabilities increased by $0.6 billion, or 3.0%, to $21.2 billion at December 31, 2024, from $20.6 billion at June 30, 2024, primarily due to higher deposit balances. Stockholders’ equity increased by $231.4 million, or 10.1%, to $2.5 billion at December 31, 2024 from $2.3 billion at June 30, 2024, primarily due to net income of $217.0 million.
Conference Call
A conference call and webcast will be held on Tuesday, January 28, 2025, at 5:00 PM Eastern / 2:00 PM Pacific. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial: 877-407-8293. The conference call will be webcast live, and both the webcast and the earnings supplement may be accessed at Axos’ website, investors.axosfinancial.com. For those unable to listen to the live broadcast, a replay will be available until February 28, 2025, at Axos’ website and telephonically by dialing toll-free number 877-660-6853, passcode 13750720.
About Axos Financial, Inc. and Subsidiaries
Axos Financial, Inc., with approximately $23.7 billion in consolidated assets as of December 31, 2024, is the holding company for Axos Bank, Axos Clearing LLC and Axos Invest, Inc. Axos Bank provides consumer and business banking products nationwide through its low-cost distribution channels and affinity partners. Axos Clearing LLC (including its business division Axos Advisor Services), with approximately $37.7 billion of assets under custody and/or administration as of December 31, 2024, and Axos Invest, Inc., provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents, and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index, the S&P SmallCap 600® Index, the KBW Nasdaq Financial Technology Index, and the Travillian Tech-Forward Bank Index. For more information on Axos Financial, Inc., please visit http://investors.axosfinancial.com.
Segment Reporting
The Company operates through two segments: the Banking Business Segment and the Securities Business Segment. In order to reconcile the two segments to the consolidated totals, the Company includes corporate activities and intercompany eliminations. Inter-segment transactions are eliminated in consolidation and primarily include non-interest income earned by the Securities Business Segment and non-interest expense incurred by the Banking Business Segment for cash sorting fees related to deposits sourced from Securities Business Segment customers.

The following tables present the operating results of the segments:

	For the Three Months Ended December 31, 2024
(Dollars in thousands)	Banking Business Segment	Securities Business Segment	Corporate/Eliminations	Axos Consolidated
Net interest income	$276,720	$7,007	$(3,628)	$280,099
Provision for credit losses	12,248	—	—	12,248
Non-interest income	2,948	29,004	(4,153)	27,799
Non-interest expense	114,536	28,178	2,606	145,320
Income before income taxes	$152,884	$7,833	$(10,387)	$150,330

	For the Three Months Ended December 31, 2023
(Dollars in thousands)	Banking Business Segment	Securities Business Segment	Corporate/Eliminations	Axos Consolidated
Net interest income	$226,635	$6,080	$(4,109)	$228,606
Provision for credit losses	13,500	—	—	13,500
Non-interest income	103,779	32,641	(12,291)	124,129
Non-interest expense	102,282	27,968	(8,411)	121,839
Income before income taxes	$214,632	$10,753	$(7,989)	$217,396

	For the Six Months Ended December 31, 2024
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$565,212	$14,274	$(7,339)	$572,147
Provision for credit losses	26,248	—	—	26,248
Non-interest income	11,538	58,906	(14,036)	56,408
Non-interest expense	232,851	56,269	3,665	292,785
Income before income taxes	$317,651	$16,911	$(25,040)	$309,522

	For the Six Months Ended December 31, 2023
(Dollars in thousands)	Banking Business	Securities Business	Corporate/Eliminations	Axos Consolidated
Net interest income	$435,854	$11,622	$(7,715)	$439,761
Provision for credit losses	20,500	—	—	20,500
Non-interest income	116,336	67,196	(24,896)	158,636
Non-interest expense	203,068	55,491	(16,214)	242,345
Income before income taxes	$328,622	$23,327	$(16,397)	$335,552
Use of Non-GAAP Financial Measures
In addition to the results presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), this release includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this release enhance investors’ understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.
We define “adjusted earnings”, a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related items (including amortization of intangible assets related to acquisitions) and other costs (unusual or non-recurring charges). Adjusted EPS, a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and Adjusted EPS provide useful information about Axos’ operating performance. We believe excluding the non-recurring acquisition-related costs and other costs provides investors with an alternative understanding of Axos’ core business.

Below is a reconciliation of net income, the nearest comparable GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
Net income	$104,687	$151,771	$217,027	$234,416
FDIC Loan Purchase - Gain on purchase	—	(92,397)	—	(92,397)
FDIC Loan Purchase - Provision for credit losses	—	4,648	—	4,648
Acquisition-related costs	1,645	2,780	4,199	5,570
Income tax effect	(503)	25,650	(1,255)	24,811
Adjusted earnings (Non-GAAP)	$105,829	$92,452	$219,971	$177,048

Average dilutive common shares outstanding	58,226,006	57,932,834	58,262,923	58,930,427

Diluted EPS	$1.80	$2.62	$3.72	$3.98
FDIC Loan Purchase - Gain on purchase	—	(1.59)	—	(1.57)
FDIC Loan Purchase - Provision for credit losses	—	0.08	—	0.08
Acquisition-related costs	0.03	0.05	0.07	0.09
Income tax effect	(0.01)	0.44	(0.02)	0.42
Adjusted EPS (Non-GAAP)	$1.82	$1.60	$3.77	$3.00
We define “tangible book value”, a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders’ equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company’s capital strength, financial condition, and ability to manage potential losses.
Below is a reconciliation of total stockholders’ equity, the nearest comparable GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated:

(Dollars in thousands, except per share amounts)	December 31, 2024	June 30, 2024	December 31, 2023
Common stockholders’ equity	$2,521,962	$2,290,596	$2,078,224
Less: servicing rights, carried at fair value	28,045	28,924	28,043
Less: goodwill and other intangible assets—net	137,570	141,769	146,793
Tangible common stockholders’ equity (Non-GAAP)	$2,356,347	$2,119,903	$1,903,388

Common shares outstanding at end of period	57,097,632	56,894,565	56,898,377

Book value per common share	$44.17	40.26	$36.53
Less: servicing rights, carried at fair value per common share	0.49	0.51	0.49
Less: goodwill and other intangible assets—net per common share	2.41	2.49	2.59
Tangible book value per common share (Non-GAAP)	$41.27	$37.26	$33.45

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to Axos’ financial prospects and other projections of its performance and asset quality, Axos’ deposit balances and capital ratios, Axos’ ability to continue to grow profitably and increase its business, Axos’ ability to continue to diversify its lending and deposit franchises, the anticipated timing and financial performance of other offerings, initiatives, and acquisitions, expectations of the environment in which Axos operates and projections of future performance. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation Axos’ ability to successfully integrate acquisitions and realize the anticipated benefits of the transactions, changes in the interest rate environment, monetary policy, inflation, government regulation, general economic conditions, changes in the competitive marketplace, conditions in the real estate markets in which we operate, risks associated with credit quality, our ability to attract and retain deposits and access other sources of liquidity, and the outcome and effects of litigation and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2024, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Axos undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All written and oral forward-looking statements made in connection with this press release, which are attributable to us or persons acting on Axos’ behalf are expressly qualified in their entirety by the foregoing information.

Investor Relations Contact:
Johnny Lai, CFA
SVP, Corporate Development & Investor Relations
858-649-2218
jlai@axosfinancial.com

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	December 31, 2024	June 30, 2024	December 31, 2023
Selected Balance Sheet Data:
Total assets	$23,709,422	$22,855,334	$21,623,764
Loans—net of allowance for credit losses	19,486,727	19,231,385	18,264,354
Loans held for sale, carried at fair value	25,436	16,482	13,468
Allowance for credit losses	270,605	260,542	251,749
Trading securities	241	353	329
Available-for-sale securities	97,848	141,611	239,812
Securities borrowed	114,672	67,212	145,176
Customer, broker-dealer and clearing receivables	298,887	240,028	265,857
Total deposits	19,934,904	19,359,217	18,203,912
Advances from the Federal Home Loan Bank	60,000	90,000	90,000
Borrowings, subordinated notes and debentures	358,692	325,679	341,086
Securities loaned	135,258	74,177	155,492
Customer, broker-dealer and clearing payables	309,593	301,127	368,885
Total stockholders’ equity	$2,521,962	$2,290,596	$2,078,224

Common shares outstanding at end of period	57,097,632	56,894,565	56,898,377
Common shares issued at end of period	70,571,332	70,221,632	69,828,709

Per Common Share Data:
Book value per common share	$44.17	$40.26	$36.53
Tangible book value per common share (Non-GAAP)[1]	$41.27	$37.26	$33.45

Capital Ratios:
Equity to assets at end of period	10.64%	10.02%	9.61%
Axos Financial, Inc.:
Tier 1 leverage (to adjusted average assets)	10.02%	9.43%	9.39%
Common equity tier 1 capital (to risk-weighted assets)	12.42%	12.01%	10.97%
Tier 1 capital (to risk-weighted assets)	12.42%	12.01%	10.97%
Total capital (to risk-weighted assets)	15.23%	14.84%	13.79%
Axos Bank:
Tier 1 leverage (to adjusted average assets)	9.85%	9.74%	10.22%
Common equity tier 1 capital (to risk-weighted assets)	12.67%	12.74%	12.26%
Tier 1 capital (to risk-weighted assets)	12.67%	12.74%	12.26%
Total capital (to risk-weighted assets)	13.86%	13.81%	13.25%
Axos Clearing LLC:
Net capital	$83,932	$101,462	$103,454
Excess capital	$78,282	$96,654	$98,397
Net capital as a percentage of aggregate debit items	29.71%	42.21%	40.92%
Net capital in excess of 5% aggregate debit items	$69,805	$89,442	$90,812

AXOS FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited – dollars in thousands, except per share data)

	As of or for the Three Months Ended		As of or for the Six Months Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
Selected Income Statement Data:
Interest and dividend income	$456,068	$394,663	$940,330	$758,615
Interest expense	175,969	166,057	368,183	318,854
Net interest income	280,099	228,606	572,147	439,761
Provision for credit losses	12,248	13,500	26,248	20,500
Net interest income, after provision for credit losses	267,851	215,106	545,899	419,261
Non-interest income	27,799	124,129	56,408	158,636
Non-interest expense	145,320	121,839	292,785	242,345
Income before income taxes	150,330	217,396	309,522	335,552
Income tax expense	45,643	65,625	92,495	101,136
Net income	$104,687	$151,771	$217,027	$234,416

Weighted average number of common shares outstanding:
Basic	57,094,153	57,216,621	57,014,412	58,082,830
Diluted	58,226,006	57,932,834	58,262,923	58,930,427

Per Common Share Data:
Net income:
Basic	$1.83	$2.65	$3.81	$4.04
Diluted	$1.80	$2.62	$3.72	$3.98
Adjusted earnings per common share (Non-GAAP)[1]	$1.82	$1.60	$3.77	$3.00

Performance Ratios and Other Data:
Growth in loans held for investment, net	$206,118	$1,309,313	$255,342	$1,807,626
Loan originations for sale	66,826	44,325	136,396	96,910
Return on average assets	1.74%	2.90%	1.83%	2.29%
Return on average common stockholders’ equity	16.97%	30.39%	18.02%	23.72%
Interest rate spread[2]	3.91%	3.58%	4.01%	3.48%
Net interest margin[3]	4.83%	4.55%	5.00%	4.46%
Net interest margin[3] – Banking Business Segment	4.87%	4.62%	5.04%	4.54%
Efficiency ratio[4]	47.20%	34.54%	46.58%	40.50%
Efficiency ratio[4] – Banking Business Segment	40.95%	30.96%	40.37%	36.78%

Asset Quality Ratios:
Net annualized charge-offs to average loans	0.10%	0.04%	0.13%	0.04%
Non-accrual loans to total loans	1.26%	0.65%	1.26%	0.65%
Non-performing assets to total assets	1.06%	0.60%	1.06%	0.60%
Allowance for credit losses - loans to total loans held for investment	1.37%	1.33%	1.37%	1.33%
Allowance for credit losses - loans to non-accrual loans[5]	107.58%	205.50%	107.58%	205.50%
1     See “Use of Non-GAAP Financial Measures.”
2     Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.
3    Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.
4    Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.
5 The decrease in the Allowance for credit losses - loans to nonaccrual loans is primarily attributable to the change in nonaccrual loans.